Exhibit 10.39

SETTLEMENT AGREEMENT

This Settlement Agreement (this “Agreement”) is dated as of October 5, 2021, by and between SURGEPAYS, INC., a Nevada corporation (“Surge”), and CENTERCOM GLOBAL, S.A. DE C.V., an El Salvadoran company (“Centercom”), (“Surge” and “Centercom” are hereinafter collectively referred to as “Parties”).

R E C I T A L S

WHEREAS, Surge has an outstanding account receivable with Centercom in the amount of One Million Seventy-Two Thousand Five Hundred Twenty-Five and 27/100 ($1,027,525.27);

WHEREAS, Surge and Centercom have agreed to settle the Account by reducing the amount due by forty percent (40%) or Four Hundred Twenty-Nine Thousand Ten and 11/100 Dollars ($429,010.11);

WHEREAS, the Parties have agreed to accept new payment terms on the reduced balance amount of Six Hundred Forty-Three Thousand Five Hundred Fifteen and 16/100 Dollars ($643,515.16);

NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration (the receipt, sufficiency and adequacy of which are hereby acknowledged), the parties hereto hereby agree as follows:

Settlement Agreement.

Centercom hereby agrees to reduce the amount of receivables due of One Million Seventy- Two Thousand Five Hundred Twenty-Five and 27/100 ($1,027,525.27) from Surge by forty percent (40%) or Four Hundred Twenty-Nine Thousand Ten and 11/100 Dollars ($429,010.11) to a new amount of Six Hundred Forty-Three Thousand Five Hundred Fifteen and 16/100 Dollars ($643,515.16).

Surge hereby agrees to pay Centercom the remaining amount due of Six Hundred Forty- Three Thousand Five Hundred Fifteen and 16/100 Dollars ($643,515.16) (“Principal”) within one hundred twenty (120) days from the date hereof.

Costs and Expenses. The Parties agree to all their own expenses and costs in connection with this Settlement Agreement.

Representation and Warranty. The Parties hereby represent and warrant that on and as of the date hereof and after giving effect to this Agreement, the Parties hereto have the power and authority to execute, deliver and perform their obligations under this Agreement.

No Waiver. The Parties’ failure, at any time or times hereafter, to require strict performance by any Party of any provision or term of the Agreement shall not waive, affect or diminish any right of any Party hereafter to demand strict compliance and performance herewith or therewith.

Counterparts. This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument, admissible into evidence

Recitals. The Recitals set forth above are hereby incorporated herein and made a part hereof.

APPLICABLE LAW AND VENUE. This Note shall be governed by and construed in accordance with the laws of the State of Tennessee, without giving effect to conflicts of laws thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the city of Memphis, in the State of Tennessee. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

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IN WITNESS WHEREOF, the undersigned have caused this Settlement Agreement to be duly executed and delivered as of the date first above written.

SURGEPAYS, INC.

By:	/s/ Tony Evers
Name:	Tony Evers
Title:	CFO

CENTERCOM GLOBAL, S.A. DE C.V.

By:	/s/ Allan Rodriguez
Name:	Allana Rodriguez
Title:	Legal Representative